Exhibit 99.1

RE: NN, Inc. 207 Mockingbird Lane 3rd Floor Johnson City, TN 37604
FOR FURTHER INFORMATION:

AT THE COMPANY Robbie Atkinson Corporate Treasurer & Investor Relations (423) 434-8398	AT FINANCIAL RELATIONS BOARD Marilynn Meek (General info) 212-827-3773

FOR IMMEDIATE RELEASE November 19, 2015

NN, INC. ANNOUNCES RETIREMENT OF BOARD MEMBER

Johnson City, Tenn, November 19, 2015 –NN, Inc., (NASDAQ: NNBR) a diversified industrial company, today announced that Michael E. Werner will retire from the company’s Board of Directors as of the Annual Meeting to be held in May 2016. Mr. Werner, who joined the board in 1995 has served on a variety of committees and currently serves on the Audit and Governance committees.

Richard Holder, President and CEO commented, “For many years we’ve been privileged to have Mike as an influential director on our board. He has provided valuable insight and contributions as we have transformed our business and I’m extremely grateful for the leadership he has brought to NN over the years. On behalf of the entire Board of Director’s I extend our gratitude and appreciation for his two decades of dedicated and thoughtful service.”

NN, Inc., a diversified industrial company, manufactures and supplies high precision metal bearing components, industrial plastic and rubber products and precision metal components to a variety of markets on a global basis. Headquartered in Johnson City, Tennessee, NN has 43 manufacturing plants in North America, Western Europe, Eastern Europe, South America and China.

Except for specific historical information, many of the matters discussed in this press release may express or imply projections of revenues or expenditures, statements of plans and objectives or future operations or statements of future economic performance. These, and similar statements, are forward-looking statements concerning matters that involve risks, uncertainties and other factors which may cause the actual performance of NN, Inc. and its subsidiaries to differ materially from those expressed or implied by this discussion. All forward-looking information is provided by the Company pursuant to the safe harbor established under the Private Securities Litigation Reform Act of 1995 and should be evaluated in the context of these factors. Forward-looking statements generally can be identified by the use of forward-looking terminology such as “assumptions”, “target”, “guidance”, “outlook”, “plans”, “projection”, “may”, “will”, “would”, “expect”, “intend”, “estimate”, “anticipate”, “believe”, “potential” or “continue” (or the negative or other derivatives of each of these terms) or similar terminology. Factors which could materially affect actual results include, but are not limited to: general economic conditions and economic conditions in the industrial sector, inventory levels, regulatory compliance costs and the Company’s ability to manage these costs, start-up costs for new operations, debt reduction, competitive influences, risks that current customers will commence or increase captive production, risks of capacity underutilization, quality issues, availability and price of raw materials, currency and other risks associated with international trade, the Company’s dependence on certain major customers, and the successful implementation of the global growth plan including development of new products. Similarly, statements made herein and elsewhere regarding pending or completed acquisitions are also forward-looking statements, including statements relating to the anticipated closing date of an acquisition, the Company’s ability to obtain required regulatory approvals or satisfy closing conditions, the costs of an acquisition and the Company’s source(s) of financing, the future performance and prospects of an acquired business, the expected benefits of an acquisition on the Company’s future business and operations and the ability of the Company to successfully integrate recently acquired businesses.

For additional information concerning such risk factors and cautionary statements, please see the section titled “Risk Factors” in the Company’s periodic reports filed with the Securities and Exchange Commission, including, but not limited to, the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2014. Except as required by law, we undertake no obligation to update or revise any forward-looking statements we make in our press releases, whether as a result of new information, future events or otherwise.